SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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[_]  Preliminary Proxy Statement
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[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

Artisan Components
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARTISAN COMPONENTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 7, 2002

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Artisan Components, Inc., a Delaware corporation (the “Company”) will be held on Thursday, February 7, 2002 at 10:00 a.m. local time, at the Company’s principal executive offices located at 141 Caspian Court, Sunnyvale, California 94089 for the following purposes:

1.	To elect five directors to serve until the next Annual Meeting of Stockholders and until their successors are elected;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending September 30, 2002; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on December 20, 2001 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

Sincerely, /s/ Mark R. Templeton Mark R. Templeton President and Chief Executive Officer

Sunnyvale, California
January 9, 2002

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ARTISAN COMPONENTS, INC.

PROXY STATEMENT FOR 2002
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of Artisan Components, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held Thursday, February 7, 2002 at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices located at 141 Caspian Court, Sunnyvale, California 94089. The Company’s telephone number at that location is (408) 734-5600.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended September 30, 2001, including financial statements, were first mailed on or about January 9, 2002 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

     Stockholders of record at the close of business on December 20, 2001 (the “Record Date”) are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated common stock, $0.001 par value. At the Record Date, 16,570,859 shares of the Company’s common stock were issued and outstanding. At the Record Date, there were 97 stockholders of record. The Company has 5,000,000 shares of authorized Preferred Stock, $0.001 par value per share, of which 50,000 shares have been designated as Series A Participating Preferred Stock. As of the Record Date, no shares of the Company’s Preferred Stock were issued or outstanding.

     The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of the Record Date as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

Five Percent Stockholders, Directors and Certain Executive Officers	Common Stock Beneficially Owned (1)	Percentage Owned (2)
State of Wisconsin Investment Board (3)	2,726,700	16.4
121 East Wilson Street
Madison WI 53707

Synopsys, Inc.	1,087,500	6.6
700 E Middlefield Road
Mountain View CA 94043

Kopp Investment Advisors (4)	896,200	5.4
7701 France Avenue South Suite 500
Edina MN 55435

John Malecki (5)	913,575	5.5

Mark R. Templeton (6)	906,705	5.4

Scott T. Becker (7)	412,470	2.5

Dhrumil J. Gandhi (8)	370,462	2.2

Joy E. Leo (9)	79,245	*

Brent N. Dichter (10)	60,597	*

Lucio L. Lanza (11)	52,276	*

Leon Malmed (12)	13,749	*

Morio Kurosaki	0	—

All directors and executive officers as a group (10 persons)	1,963,729	11.6

*	Less than 1%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. The number of shares beneficially owned includes common stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after December 20, 2001.

(2)	Percentage of ownership is based on 16,570,859 shares of common stock outstanding as of December 20, 2001 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after December 20, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)	Reflects information filed with the Securities and Exchange Commission on Schedule 13F on September 30, 2001 by State of Wisconsin Investment Board (“SWIB”), a government agency that manages public pension funds subject to provisions comparable to ERISA. SWIB holds sole dispositive and voting power over the total shares.

(4)	Reflects information filed with the Securities and Exchange Commission on Schedule 13F on September 30, 2001 by Kopp Investment Advisors, a management firm that manages money on behalf of individual and institutional investors.

(5)	Includes 53,125 shares subject to options to purchase the Company’s common stock.

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(6)	Includes 120,852 shares subject to options to purchase the Company’s common stock.

(7)	Includes 78,957 shares subject to options to purchase the Company’s common stock and 20,400 shares held by Scott T. Becker and Paul H. Becker as trustees for the Michael I. Becker, the Thomas R. Becker and the Kailey E. Becker Trusts dated 11/11/1997 under the UGMA. The beneficiaries of the trusts are Mr. Becker’s children and Mr. Becker may be deemed to share voting and investment powers of the shares held in trust.

(8)	Includes 234,398 shares subject to options to purchase the Company’s common stock and 25,700 shares held by Kaushik Shah trustee of the Gandhi Children’s Trust uta 11/24/1997 in trust for Mr. Gandhi’s children and 100,619 shares held by Dhrumil Gandhi and Renu Gandhi as trustees for the Gandhi Family Trust udt 11/24/1997. Mr. Gandhi may be deemed to share voting and investment power over each of these trusts.

(9)	Includes 77,916 shares subject to options to purchase the Company’s common stock.

(10)	Includes 54,760 shares subject to options to purchase the Company’s common stock.

(11)	Includes 32,082 shares subject to options to purchase the Company’s common stock.

(12)	All shares are subject to options to purchase the Company’s common stock.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Deliveries to the Company should be addressed to Ms. Joy E. Leo, Secretary, 141 Caspian Court, Sunnyvale, California 94089.

Voting and Solicitation

     Each stockholder is entitled to one vote for each share of common stock of the Company held. Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote, or distribute such stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than five candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the stockholder’s votes. On all other matters, each share of common stock has one vote. A quorum comprising the holders of the majority of the outstanding shares of common stock on the Record Date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Stockholder Proposals for 2003 Annual Meeting

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company no later than September 8, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting, unless the date of the meeting is delayed by more than 30 calendar days from February 7, 2003. The attached proxy card grants the proxy holders discretionary authority to vote on any matter properly raised at the 2002 Annual Meeting. If a stockholder intends to submit a proposal at the 2003 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than November 23, 2002. If such stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2003 Annual Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

     A board of five directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

Vote Required

     If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and “broker non-votes” are not counted in the election of directors.

Nominees

     The names of the nominees and certain information about them are set forth below:

Name of Nominee	Age	Position with the Company	Director Since
Mark R. Templeton	43	President, Chief Executive Officer and Director	1991
Scott T. Becker	41	Chief Technology Officer and Director	1991
Lucio L. Lanza (1)(2)	58	Chairman of the Board	1996
Leon Malmed (1)(2)	64	Director	2000
Morio Kurosaki (1)(2)	45	Director	2001

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

     There is no family relationship between any director or executive officer of the Company.

     Mark R. Templeton has served as President, Chief Executive Officer and a director of the Company since April 1991 when he co-founded the Company. From April 1990 to March 1991, Mr. Templeton was director of the Custom IC Design Group at Mentor Graphics Corporation (“Mentor Graphics”), an electronic design automation, or EDA company. From October 1984 to March 1990, he held various positions with Silicon Compilers Systems Corporation (“Silicon Compilers”), an EDA company, with the last position being Director of the Custom IC Design Group.

     Scott T. Becker has served as a director of the Company since April 1991 when he co-founded the Company. He has served as Chief Technical Officer since May 1993 and was Vice President, Engineering of the Company from April 1991 to May 1993. From April 1990 to April 1991, he was the manager of the library development group at the IC Division of Mentor Graphics. From May 1985 to April 1990, he was responsible for library development at Silicon Compilers.

     Lucio L. Lanza has served as a director of the Company since March 1996 and was named Chairman of the Board of Directors in November 1997. He is currently General Partner of Lanza techVentures, a venture capital and investment firm, which he founded in December 2000. Mr. Lanza is also a founding partner of OptIn Ventures, a venture capital firm, founded in October 2001. Mr. Lanza joined U.S. Venture Partners, a venture capital firm, as a venture partner in 1990 and was a general partner from November 1996 through December 2000. From 1990 to 1995, Mr. Lanza also served as an independent consultant to companies in the semiconductor, communications and computer-aided design industries. From 1986 to 1989, he served as Chief Executive Officer of EDA Systems, Inc., a design automation software company. Mr. Lanza also serves on the board of directors of PDF Solutions, Inc., a provider of technologies to improve semiconductor manufacturing yields.

     Leon Malmed has served as a director of the Company since April 2000. Mr. Malmed retired from the position of senior vice president of sales and marketing at SanDisk Corporation, a flash data storage company, in March 2000. Mr. Malmed joined SanDisk in December 1992. Prior to 1992, he served as an executive with several data storage companies including Maxtor Corp., Quantum Corp. and SyQuest Technology, Inc. Mr. Malmed also serves on the board of directors of Omnivision, Inc., an imaging devices company, and Socket Communications, Inc, a developer of connection products for handheld computers and other devices.

     Morio Kurosaki has served as President and CEO of IT-Farm Corporation, a Japanese incubation fund management firm, since November 1999. In 1988, Mr. Kurosaki founded Aisys Corporation, a Japanese business development firm that supports the entry of non-Japanese companies into the Japanese market. Mr. Kurosaki has served as a managing general partner of Aisys since 1988. Prior to 1988, Mr. Kurosaki held various sales and account management positions at Western Digital Japan, Daisy Systems Japan and then Intel Japan. Mr. Kurosaki serves on the board of directors of Aisys and IT-Farm.

Board Meetings and Committees

     The Board of Directors of the Company held a total of four (4) regularly scheduled meetings and two special meetings during fiscal 2001 and acted by unanimous written consent seven (7) times. All directors attended greater than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served either in person or telephonically. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Audit Committee was established in April 18, 2000, at which time the Board of Directors adopted a written charter for the Audit Committee. The report of the Audit Committee for fiscal year 2001 is included in these proxy solicitation materials.

     The Audit Committee, which consisted of Messrs. Lanza and Malmed from October 1, 2000 through March 7, 2001 and of Messrs. Lanza, Kurosaki and Malmed from March 7, 2001 to date, is responsible for overseeing actions taken by the Company’s independent auditors and reviews the Company’s internal financial controls. The Audit Committee met four (4) times during fiscal 2001 and acted by unanimous written consent one time (1) during fiscal 2001. The members of the Audit Committee who served during fiscal year 2001 are “independent” as defined under applicable Nasdaq regulations.

     The Compensation Committee, which consisted of Messrs. Lanza and Malmed from October 1, 2000 through March 7, 2001 and Messrs. Lanza, Kurosaki and Malmed from March 7, 2001 to date, is responsible for determining salaries, incentives and other forms of compensation for executive officers and other employees of the Company and administers various incentive compensation and benefit plans.

The Compensation Committee met one (1) time during fiscal 2001. The Compensation Committee acted by unanimous written consent twenty-one (21) times during fiscal 2001. The report of the Compensation Committee for fiscal year 2001 is included in these proxy solicitation materials.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consisted of Messrs. Lanza and Malmed from October 1, 2000 through March 7, 2001 and Messrs. Lanza, Kurosaki and Malmed from March 7, 2001 to date. Mr. Templeton, who is President, Chief Executive Officer and a director of the Company, participates in all discussions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Templeton is excluded from discussions regarding his own salary and incentive compensation.

     The Board unanimously recommends a vote “FOR” the election of each of the above nominees to serve as directors of the Company until the next Annual Meeting of Stockholders or until their successors are elected.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants to audit the consolidated financial statements of the Company for the fiscal period ending September 30, 2002, and recommends that stockholders vote for ratification of such appointment.

     PricewaterhouseCoopers LLP has audited the Company’s financial statements annually since 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

     For fiscal 2001, PricewaterhouseCoopers LLP billed the Company $111,000 in fees for audit of its annual financial statements included in its annual report on Form 10-K and review of the Company’s unaudited interim quarterly financial statements included in its quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

     The Company did not engage PricewaterhouseCoopers LLP to provide advice regarding financial information systems design and implementation during fiscal 2001.

Other Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered other than described above were $263,000 for the fiscal year ended September 30, 2001. The majority of these fees were for tax planning and preparation services, and services related to the Company’s acquisition of certain assets of the physical library business of Synopsys, Inc.

     The Audit Committee considered whether the non-audit services rendered by PricewaterhouseCoopers LLP were compatible with maintaining PricewaterhouseCoopers LLP independence as auditor of the Company’s financial statements.

Vote Required

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent public is not required by any applicable legal requirement. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board may, at its discretion, direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and in the best interests of the Company’s stockholders.

     If a quorum is present and voting, the affirmative vote a majority of the shares voting shall be required to ratify the appointment of PricewaterhouseCoopers LLP. Abstentions and “broker non-votes” are not counted in the ratification of PricewaterhouseCoopers’ appointment.

     The Board unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

     The following table sets forth total compensation for the fiscal years ended September 30, 1999, 2000 and 2001 for the Chief Executive Officer and each of the next four most highly compensated executive officers (the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation(1)			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Number of Securities Underlying Options(2)	All Other Compensation(3)
Mark R. Templeton	2001	$200,000	$ —	$ —	—	$1,909
President and Chief	2000	200,000	—	—	25,000	1,909
Executive Officer	1999	172,800	—	—	—	1,909

Joy E. Leo (4)	2001	220,000	—	—	220,000	2,625
Vice President, Finance and	2000	13,397	—	—	—	2,500
Administration, Chief	1999	—	—	—	—	—
Financial Officer and
Secretary

Brent N. Dichter	2001	182,500	36,000	—	—	2,906
Vice President, Engineering	2000	165,000	—	—	62,000	2,810
	1999	132,917	—	—	60,000	1,890

Dhrumil J. Gandhi	2001	185,000	—	—	—	2,625
Vice President, Product	2000	182,000	—	—	100,000	2,500
Technology	1999	172,800	—	—	—	2,500

Scott T. Becker	2001	175,000	—	—	—	2,518
Chief Technology Officer	2000	175,000	—	—	45,000	2,718
	1999	172,800	—	—	—	2,532

(1)	Other than salary and bonus described herein, the Company did not pay the persons named in the Summary Compensation Table any compensation, including incidental personal benefits, in excess of 10% of such executive officer’s salary.

(2)	These shares are subject to stock options granted under the 1993 Stock Option Plan.

(3)	Represents matching contributions under the Company’s 401(k) plan and for Mark R. Templeton and Scott T. Becker health benefit insurance premiums for family coverage.

(4)	Ms. Leo joined the Company in September 2000.

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OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning each grant of options to purchase the Company’s common stock made during the fiscal year ended September 30, 2001 to the Named Executive Officers.

	Individual Grants				Potential Realizable Value Minus Exercise Price at Assumed Annual Rate of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share (2)	Expiration Date	5%	10%
Mark R. Templeton	—	—	—	—	—	—
Joy E. Leo	220,000	9.5	$10.000	10/3/10	$1,383,568	$3,506,233
Brent N. Dichter	—	—	—	—	—	—
Dhrumil J. Gandhi	—	—	—	—	—	—
Scott T. Becker	—	—	—	—	—	—

(1)	Potential realizable value is based on the assumption that the common stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the 10 year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the term of the option will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level. No value will be realized from the option grants made to the officers of the Company unless the market price of the Company’s common stock appreciates over the option term.

(2)	All options shown granted in fiscal 2001 become exercisable as to 25% of the shares subject to the option on the first anniversary of the date of grant and as to 2.083% of such shares monthly thereafter. Options were granted at an exercise price equal to the fair market value of the Company’s common stock, as determined by reference to the closing sale price of the common stock on the Nasdaq National Market on the date of grant. Exercise price may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

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AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table shows stock options exercised by Named Executive Officers during fiscal 2001, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company’s common stock.

	Number of Shares Acquired	Value	Number of Securities Underlying Unexercised Options at September 30, 2001		Value of Unexercised In-the-Money Options at September 30, 2001(2)
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark R. Templeton	—	—	103,125	21,875	$ 19,250	$ 2,750
Joy E. Leo	—	—	55,000	165,000	—	—
Brent N. Dichter	—	—	40,729	69,571	84,439	53,578
Dhrumil J. Gandhi	—	—	210,441	62,500	995,502	5,750
Scott T. Becker	—	—	61,250	33,750	9,625	1,375

(1)	Fair market value of the common stock as of the date of exercise of minus the exercise price.

(2)	Closing price of the Company’s common stock as of September 30, 2001 as reported by the Nasdaq National Market and equal to $7.9200 per share minus the exercise price.

Employment Contracts and Change-In-Control Arrangements

     On September 11, 2000, Ms. Joy E. Leo became the Chief Financial Officer of the Company. On October 4, 2000, Ms. Leo was granted an option under the 1993 Company Stock Option Plan to purchase 220,000 shares of the Company’s common stock at the price of $10.00 per share, the closing sale price of the Company’s common stock on the Nasdaq National Market on that date. This option becomes exercisable as to 25% of the shares subject to the option on the first anniversary of the date of grant and as to 2.083% of such shares monthly thereafter. Ms. Leo’s employment contract includes a severance agreement providing that if Ms. Leo’s employment is terminated without cause by the Company, within six months of a change of control of the Company, Ms. Leo will be entitled to receive a cash payment equal to six months of her base salary plus any targeted prorated bonus amount and Ms. Leo’s option to purchase 220,000 shares of common stock will become 100% vested.

     On June 27, 2001, Mr. Harry Dickinson became Chief Operating Officer, Strategy and Business Development of the Company and was granted an option under the 1993 Company Stock Option Plan to purchase 240,000 shares of the Company’s common stock at the price of $8.30 per share, the closing sale price of the Company’s common stock on the Nasdaq National Market on that date. This option becomes exercisable as to 25% of the shares subject to the option on the first anniversary of the date of grant and to 6.25% of such shares quarterly thereafter. Mr. Dickinson’s employment contract provides for the payment of a sign-on bonus of $30,000 after six months of continuous employment with the Company and if Mr. Dickinson’s employment is terminated with 12 months of his employment date, the bonus is to be repaid on a pro rata basis. Mr. Dickinson’s employment contract also includes a severance agreement providing that if Mr. Dickinson’s employment is terminated without cause by the Company, within six months of a change of control of the Company, then (i) Mr. Dickinson will be entitled to receive a cash payment equal to 90 days of his base salary for each full year of service to the Company up to a maximum of six months payment; (ii) Mr. Dickinson’s employee benefits will continue on the same terms as applicable during his employment for the severance period or until he is eligible for alternative employee benefits and (iii) the outstanding portion of Mr. Dickinson’s options to purchase 240,000 shares of common stock will become 50% vested.

Compensation of Directors

     At a meeting of the Board of Directors on April 18, 2000, a compensation plan for directors of the Company was adopted that includes a cash retainer of $15,000 per year payable in quarterly installments at the end of each quarter, compensation of $1,000 for each board meeting attended and compensation of $1,000 for attendance at committee meetings not held on the same day as a Board of Directors meeting. The compensation plan became effective as of April 1, 2000. Messrs. Lanza and Malmed each received a retainer of $15,000 fiscal 2001. Mr. Kurosaki, who was elected to the Board of Directors on March 7, 2001, received a retainer of $7,500 for the second half of the fiscal year. In addition, Messrs. Lanza and Malmed received $6,000 for attendance at six Board meetings; and Mr. Kurosaki received $3,000 for attendance at three Board meetings.

     The Company’s 1997 Director Option Plan provides for the non-discretionary automatic grant of options to each non-employee director of the Company (an “Outside Director”). Mr. Lanza was automatically granted an option to purchase 25,000 shares upon the effective date of the Company’s initial public offering which vests at the rate of 25% on the first anniversary of the date of grant and at the rate of 2.083% of the shares per month thereafter. Each new Outside Director who joins the Board of Directors is automatically granted an option to purchase 25,000 shares upon the date on which such person first becomes a director which vests at a rate of 25% on the first anniversary of the date of grant and at a rate of 2.083% of the shares per month thereafter. Messrs. Malmed and Kurosaki were each granted an option to purchase 25,000 shares upon their election to the Board in April 2000 and March 2001, respectively. Subsequently, each Outside Director is granted an additional option to purchase 5,000 shares of common stock at the next meeting of the Board of Directors following the Annual Meeting of Stockholders if, on such date, he or she has served as a director for at least six months, which vests at a rate of 2.083% of the shares per month following the date of grant. The exercise price of options granted to Outside Directors must be 100% of the fair market value of the Company’s common stock on the date of grant. In fiscal 2001, Messrs. Lanza and Malmed were each granted an option to purchase 5,000 shares of the Company’s common stock at an exercise price of $7.25 per share on April 16, 2001. Mr. Kurosaki was elected to the Board effective March 7, 2001 and at that time was granted an option to purchase 25,000 shares at an exercise price of $10.00 per share.

Certain Transactions

     Mr. Kurosaki is a founder and managing general partner of Aisys Corporation and also serves as a director of Aisys. Aisys Corporation provides services to the Company in its business activities in Asia consisting of advisory and employee administrative services. During fiscal 2001, Artisan paid $42,000 in advisory fees and $30,000 in office services fees to Aisys. In addition, the Company paid Aisys $19,000 in sales commissions for business generated during fiscal 2001.

     In August 2001, the Company signed a lease agreement for its new headquarters located at 141 Caspian Court, Sunnyvale, California. The Company used the services of Bristol Commercial Brokerage (“Bristol”) to identify suitable locations and facilitate the final lease agreement. Bristol is owned and operated by Mr. Rod Templeton, father of the Company’s president and CEO, Mark R. Templeton. In consideration for a reduced base rental lease rate, the Company agreed to pay the brokerage fees and/or commissions due in connection with the lease agreement. As a result, Bristol will receive $284,000 for its services and as a commission on the total lease amount of which $142,000 was paid in September 2001 with the balance due to be paid in January 2002. Bristol is also acting as the Company’s agent in marketing and subleasing the premises the Company previously occupied at 1195 Bordeaux Drive, Sunnyvale, California and will receive compensation from the Company for its services in this regard only if Bristol is the procurement agent.

     The Company believes that the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from an unaffiliated third party.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors reviews and approves the Company’s executive compensation policies. The following is the report of the Compensation Committee describing the compensation policies and rationales applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 2001.

Compensation Philosophy

     The Company’s philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company’s executive compensation program is therefore to closely align the interests of the executive officers with those of the Company’s stockholders. To achieve this goal, the Company attempts to offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement. In addition, the Company attempts to maintain a portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and encourage executives to manage from the perspective of owners with an equity stake in the Company. To achieve these goals, the Compensation Committee has established an executive compensation program primarily consisting of cash compensation and stock options.

     The cash component of total compensation, which consists primarily of base salary, is designed to compensate executives competitively within the industry and marketplace. The Compensation Committee reviewed and approved fiscal 2001 base salaries for the Chief Executive Officer and other executives at the beginning of the calendar year. Generally, executive officer salaries are targeted at or above the average rates paid by competitors so as to enable the Company to attract, motivate and retain highly skilled executives. Base salaries in fiscal 2001 were established by the Compensation Committee based upon an executive’s job responsibilities, level of experience, individual performance and contribution to the business.

     In addition to base salary, the Company’s executive officers are eligible for annual bonuses based upon individual performance and the Company meeting certain revenue and profitability objectives. Sales and marketing executives are also eligible for additional cash payments above their base salaries for achieving specific performance goals or in connection with sales commissions.

     The Company provides long-term incentives through its 1993 Stock Option Plan (the “Plan”). The purpose of the Plan is to attract and retain its best employee talent available and to create a direct link between compensation and the long-term performance of the Company. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company’s common stock on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals.

     During fiscal 2001, the compensation of Mark R. Templeton, the Company’s President and Chief Executive Officer, consisted of base salary of $200,000. The Compensation Committee reviews the Chief Executive Officer’s salary at the beginning of the calendar year using the same criteria and policies as are employed for the other executive officers.

Impact of Section 162(m) of the Internal Revenue Code

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. In general, it is the Company’s policy to qualify, to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws. As a result, at a Special Meeting of Stockholders in November 1997, the stockholders approved certain amendments to the Plan intended to preserve the Company’s ability to deduct the compensation expense relating to stock options granted under the Plan, and affirmed such amendment at the 1999 Annual Meeting of Stockholders. In approving the amount and form of compensation for the Company’s executive officers, the Compensation Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

     Submitted by the Compensation Committee of the Company’s Board of Directors:

Lucio L. Lanza Leon Malmed Morio Kurosaki

12

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board (the “Committee”) reviews and evaluates the Company’s accounting principles and its system of internal accounting controls. It also recommends the appointment of the Company’s independent auditors and approves the services performed by the auditors. The members of the Committee have been determined to be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards.

     The Committee has received from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee also reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

     The Committee has discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee has reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, and the Board concurred in such recommendation.

     Submitted by the Audit Committee of the Company’s Board of Directors.

Lucio L. Lanza Leon Malmed Morio Kurosaki

13

Performance Graph

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company’s common stock with the cumulative return of the Nasdaq Electronic Components Stock Index and the Nasdaq Stock Market (U.S.) Index for the period commencing February 3, 1998 (the first trading date following the Company’s initial public offering) and ending on September 30, 2001. Note that historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of 43 Month Cumulative Total Return*
among Artisan Components, Inc., Nasdaq Electronic Components Index, and
the Nasdaq Stock Market (U.S.) Index

	02/03/98	09/30/98	09/30/99	9/30/00	9/30/01
Artisan Components, Inc.	100	74	86	129	79
Nasdaq Electronic Components Index	100	104	172	228	93
Nasdaq Stock Market (U.S.) Index	100	95	194	341	96

*	The graph assumes that $100 was invested on February 3, 1998 (the first trading date following the Company’s initial public offering) in the Company’s common stock and in the Nasdaq Electronic Components Index and in the Nasdaq Stock Market (U.S.) Index and that all dividends were reinvested. Apart from the distribution of Rights related to the Company’s Stockholder Rights Plan, no dividends have been declared or paid on the Company’s common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The information contained above under the captions “Report of the Compensation Committee of the Board of Directors”, “Report of the Audit Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 2001 all executive officers and directors of the Company complied with all applicable filing requirements.

OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: January 9, 2002 15

141 CASPIAN COURT SUNNYVALE, CA 94089	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to ARTISAN COMPONENTS, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT
IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	ARTIS1	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ARTISAN COMPONENTS, INC.

Vote On Directors
1. To elect five directors to serve until the next Annual Meeting of	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Stockholders and until their successors are elected.	O	O	O
01) Mark R. Templeton, 02) Scott T. Becker, 03) Lucio L. Lanza, 04) Leon Malmed and 05) Morio Kurosaki.

Vote On Proposals	For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending September 30, 2002.	O	O	O

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on December 20, 2001 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ARTISAN COMPONENTS, INC.
_________________
PROXY STATEMENT FOR 2001
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 7, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ARTISAN COMPONENTS, INC.

TO THE STOCKHOLDERS:

The undersigned stockholder of ARTISAN COMPONENTS, INC., a Delaware corporation, hereby revokes all previous proxies and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 9, 2002, and hereby appoints Mark R. Templeton and Scott T. Becker, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, at the Annual Meeting of Stockholders of ARTISAN COMPONENTS, INC., to be held on February 7, 2002 at 10:00 a.m. local time, at 141 Caspian Court, Sunnyvale, California and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card.